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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports each dated February 14, 2007 on the financial statements and financial highlights of International Equity Fund, Large Cap Equity Fund, Large Cap Growth Fund, Large Cap Value Fund, Multi-Cap Equity Fund, S&P 500 Index Fund, Small Cap Core Equity Fund, Small Cap Growth Fund, Global Real Estate Securities Fund, Core Bond Fund, High Yield Fund, Intermediate Government Fund, Intermediate New York Tax-Exempt Fund, Intermediate Tax-Exempt Fund, Municipal Enhanced Yield Fund, U.S. Bond Market Index Fund, Enhanced Income Fund, Money Fund, New York Tax-Exempt Money Fund, Treasury Money Fund, 100% U.S. Treasury Securities Money Fund, and U.S. Government Money Fund, each a series of BNY Hamilton Funds, Inc. Such financial statements and financial highlights are included in the Post Effective Amendment to the Registration Statement on Form N-1A of BNY Hamilton Funds, Inc. We also consent to the references to our Firm in such Registration Statement.

                                                  TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 23, 2007